UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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ENCORE CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENCORE CAPITAL GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2008

To Our Stockholders:

We cordially invite you to attend the 2008 annual meeting of stockholders of Encore Capital Group, Inc. Our annual meeting will be held at Le Parker Meridien New York, 118 West 57th Street, New York, New York 10019, on June 4, 2008, at 9:00 a.m. local time. The annual meeting is being held for the following purposes:

1.	To elect nine directors, each for a term of one year;

2.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.	To transact such other business that may properly come before the meeting.

As resolved by our Board of Directors, stockholders of record at the close of business on April 7, 2008, are entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof.

We have enclosed a copy of our 2007 Annual Report on Form 10-K, which includes our audited consolidated financial statements.

Your vote is important. Whether or not you plan to attend the meeting in person, please submit your vote as soon as possible using one of the voting methods described in the attached materials. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting and vote in person should you so choose.

By Order of the Board of Directors,

J. Brandon Black

President and Chief Executive Officer

April 25, 2008

San Diego, California

ENCORE CAPITAL GROUP, INC.

8875 AERO DRIVE, SUITE 200

SAN DIEGO, CALIFORNIA 92123

(877) 445-4581

PROXY STATEMENT

This proxy statement relates to the 2008 annual meeting of stockholders of Encore Capital Group, Inc., to be held at Le Parker Meridien New York, 118 West 57th Street, New York, New York 10019, on June 4, 2008, at 9:00 a.m. local time, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by our Board of Directors, and is first being mailed to stockholders entitled to vote at the meeting on or about April 25, 2008.

QUESTIONS ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of nine directors and the ratification of the selection of an independent registered public accounting firm. Our management will report on Encore’s progress and respond to questions from stockholders. In addition, representatives of BDO Seidman, LLP will be given an opportunity to make a statement and respond to questions regarding the audit of our consolidated financial statements.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 7, 2008, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.

At the close of business on the record date, April 7, 2008, there were 22,992,810 outstanding shares of our common stock, which are entitled to cast 22,992,810 votes.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Others may attend the meeting at our discretion.

What constitutes a quorum?

The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote on the record date will constitute a quorum, which will permit us to hold the annual meeting and conduct business. Proxies received but marked as abstentions, withheld votes and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. Abstentions include shares present in person but not voting and shares represented by proxy but with respect to which the holder has abstained. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

How do I vote by proxy before the meeting?

Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company:

•	By Internet at www.voteproxy.com.

•	By telephone (from the United States and Canada only) at 1-800-PROXIES (1-800-776-9437).

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.

Please refer to the proxy card for further instructions on voting via the Internet and by telephone.

Please follow the directions on your proxy card carefully. If your shares are held in a brokerage account in the name of a bank, broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. You have the right to direct your bank or broker on how to vote the shares in your account, and your ability to vote by telephone or via the Internet depends on the voting procedures used by your broker. You may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

May I vote my shares in person at the meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting. Please note that if your shares are held in “street name” and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker, bank or nominee that holds your shares.

What if I submit a proxy and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of Encore a notice of revocation; or

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

What are the Board’s recommendations for how I should vote my shares?

If you sign and return your proxy card with voting instructions, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you sign and return a proxy card but do not fill out the voting instructions on the proxy, the persons named on the proxy card will vote in accordance with the recommendations of our Board. The Board recommends that you vote your shares as follows:

Proposal 1 – FOR the election of the nominated slate of directors for a term of one year.

Proposal 2 – FOR the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

With respect to any other matter that properly comes before the meeting, the proxyholders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The nine nominees who receive the most votes will be elected to our Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect on the proposal to elect the directors other than it will be counted for purposes of determining whether there is a quorum present at the annual meeting. Abstentions will have the same effect.

Other Items. For each other item the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a vote against a proposal.

Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I exercise rights of appraisal or other dissenters’ rights?

Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the annual meeting.

Who pays for the cost of this proxy solicitation?

We will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. In addition to the solicitation of proxies by mail, our officers, directors and regular employees may solicit proxies in person, by telephone or by facsimile, none of whom will receive additional compensation for those services.

How many annual reports and proxy statements are delivered to the same address?

If you and one or more of our other stockholders share the same address, it is possible that only one annual report and proxy statement was delivered to your address. This is known as “householding.” Any registered stockholder who wishes to receive separate copies of an annual report or proxy statement at the same address now or in the future may: (i) call Encore at (877) 445-4581, or (ii) mail a request to receive separate copies to: Encore Capital Group, Inc., 8875 Aero Drive, Suite 200, San Diego, CA 92123, Attention: Corporate Secretary, and we will promptly deliver the annual report and/or proxy statement to you upon your request. Stockholders who own our common stock through a broker and who wish to receive separate copies of an annual report and proxy statement should contact their brokers directly. Stockholders currently receiving multiple copies of an annual report and proxy statement at a shared address and who wish to receive only a single copy in the future may direct their request to the same phone number or address as given above.

ELECTION OF DIRECTORS

(Proposal No. 1)

General

You will elect a board consisting of nine directors at the annual meeting. Each of the nominees named below presently is a director. The Nominating Committee of the Board has recommended, and the Board has nominated, each of these nominees for election at the annual meeting.

In the event that any nominee named below is unable or declines to serve as a director, the Board of Directors may reduce the size of the Board or may designate an alternate nominee to fill the vacancy. If a substitute nominee is named, the proxyholders will vote the proxies held by them for the election of such person, unless contrary instructions are given. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director continues until the next annual meeting of stockholders or until his or her successor has been elected and qualified.

Vote Required

If a quorum is present and voting, the nine nominees receiving the highest number of votes will be elected to the Board of Directors.

The Board of Directors recommends a vote FOR election of each of the director nominees.

Director Nominees

Set forth below is certain biographical information about each of our directors and nominees to the Board of Directors.

Name	Age	Position(s)
J. Brandon Black	40	Director, President and Chief Executive Officer
Carl C. Gregory, III	63	Chairman of the Board of Directors
Timothy J. Hanford	43	Director
George Lund	43	Director
Richard A. Mandell	65	Director
Willem Mesdag	54	Director
John J. Oros	61	Director
J. Christopher Teets	35	Director
Warren Wilcox	50	Director

J. BRANDON BLACK. Mr. Black has served as a director since May 2005. Mr. Black joined Encore in May 2000, and has served as our President and Chief Executive Officer since October 2005. Mr. Black also served as our President and Chief Operating Officer from October 2004 to October 2005, and as Executive Vice President and Chief Operating Officer from May 2000 to October 2004. From March 1998 until joining Encore, Mr. Black was the Senior Vice President of Operations for West Capital Financial Services Corp. Prior to joining West Capital, Mr. Black worked for First Data Resources during the period of September 1997 through April 1998 and for Capital One Financial Corporation from June 1989 until August 1997. Mr. Black holds a bachelor’s degree from the College of William and Mary and an MBA from the University of Richmond.

CARL C. GREGORY, III. Mr. Gregory has served as the Chairman of our Board since May 2007, as a director of Encore since May 2000 and as Vice Chairman from October 2004 to May 2006. From October 2004 through September 2005, Mr. Gregory also served as Vice Chairman and Chief Executive Officer and previously served as President and Chief Executive Officer from May 2000 to October 2004. Mr. Gregory received his undergraduate degree in Accounting from Southern Methodist University and an MBA from the University of Southern California.

TIMOTHY J. HANFORD. Mr. Hanford has served as a director since May 2007. Mr. Hanford is Co-Head of FPK Capital. He previously served as Head of Private Equity at Dresdner Bank, a member of the Institutional Restructuring Unit’s Executive Committee. Mr. Hanford’s other previous experience includes private equity investing with Charlemagne Capital and serving as the main Board Director of Schroders, based in Hong Kong and Tokyo, where he was responsible for structured finance. Mr. Hanford holds an MS degree from Stanford University’s Graduate School of Business, where he was a Sloan Fellow, and a BSc degree in Chemical Engineering from Birmingham University.

GEORGE LUND. Mr. Lund has served as a director since September 2007. Mr. Lund is the Chairman and CEO of Torch Hill Investment Partners, a private equity firm focusing on defense, intelligence, and civil and corporate security. Prior to Torch Hill he was the Chairman and Chief Executive Officer of BANKFIRST, a national issuer of consumer credit, serving in that capacity from 1986-2004. Mr. Lund holds a business administration degree from Southern Methodist University.

RICHARD A. MANDELL. Mr. Mandell served as the Chairman of our Board of Directors from October 2004 until May 2007 and has served as a director of Encore since June 2001. He is currently a private investor and financial consultant. Mr. Mandell also serves on the Board of Directors of Trian Acquisition I Corp. Mr. Mandell was a Vice President—Private Investments of Clariden Asset Management (NY) Inc., a subsidiary of Clariden Bank, a private Swiss bank, from January 1996 until February 1998. From 1982 until June 1995, Mr. Mandell served as a Managing Director of Prudential Securities Incorporated, an investment banking firm. Mr. Mandell holds a BSE degree from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

WILLEM MESDAG. Mr. Mesdag has served as a director since May 2007. Mr. Mesdag has served as a Partner of Red Mountain Capital Partners LLC, an investment advisor, since January 2005. Mr. Mesdag also serves as a non-executive director of 3i Group plc and a director of Davis Petroleum Corporation. Before establishing Red Mountain Capital Partners LLC, Mr. Mesdag was an investment banker at Goldman, Sachs & Co. Mr. Mesdag joined Goldman, Sachs & Co. in 1981 and was made a General Partner in 1990. Mr. Mesdag holds a bachelor’s degree from Northwestern University and a JD degree from the Cornell Law School.

JOHN J. OROS. Mr. Oros has served as a director since May 2007. Mr. Oros has served as a Managing Director of J.C. Flowers & Co. LLC, an investment advisor, since February 2006. Mr. Oros also serves as the Executive Chairman of Enstar Group Limited, where he has served as a director since November 2001. Mr. Oros has served in various positions for The Enstar Group, Inc. and its successor entity Enstar USA, Inc., including President since January 2007, President and Chief Operating Officer since June 2001, and Executive Vice President and director since March 2000. Before joining The Enstar Group, Inc., Mr. Oros was an investment banker at Goldman, Sachs & Co. in the Financial Institutions Group. Mr. Oros joined Goldman, Sachs & Co. in 1980 and was made a General Partner in 1986. Mr. Oros holds a bachelor of business administration degree from the University of Wisconsin.

J. CHRISTOPHER TEETS. Mr. Teets has served as a director since May 2007. Mr. Teets has served as a Partner of Red Mountain Capital Partners LLC, an investment advisor, since February 2005. Before joining Red Mountain Capital Partners LLC, Mr. Teets was an investment banker at Goldman Sachs & Co. Mr. Teets joined Goldman, Sachs & Co. in 2000 and was made a Vice President in 2004. Mr. Teets holds a bachelor’s degree from Occidental College and an MSc degree from the London School of Economics.

WARREN WILCOX. Mr. Wilcox has served as a director since September 2007. In March 2008, he became Head of Consulting for Visa Inc. Prior to Visa, Mr. Wilcox served as Vice Chairman, Marketing and Planning at WaMu Card Services, a division of Washington Mutual, Inc. He was previously Vice Chairman of

Providian Financial Corporation (which WaMu acquired in 2005). Prior to joining Providian in 2002, Mr. Wilcox served as the Executive Vice President, Planning and Development at Fleet Credit Card Services from 1998 to 2001. Before Fleet, Mr. Wilcox spent 13 years at Household Credit Services, where he held a variety of senior management positions. Mr. Wilcox holds a Bachelor of Science degree from Illinois State University and a Master of Science degree in Management from Purdue University.

Board Meetings

The Board of Directors met eight times during 2007. Each director nominee who served on the Board in 2007 attended at least 75% of the total number of meetings held by the Board and all committees on which such director served during the period he was a director in 2007.

Standing Committees

The Board of Directors has standing Audit, Nominating and Compensation Committees. The current members of these Committees are as follows:

Name	Audit	Nominating	Compensation
Carl C. Gregory, III
Timothy J. Hanford			X
George Lund	X
Richard A. Mandell	X	X
Willem Mesdag		X
John J. Oros		X
J. Christopher Teets			X
Warren Wilcox	X		X

Our Board of Directors has adopted written charters for the Audit, Nominating and Compensation Committees, and each of those written charters is available on our website at www.encorecapitalgroup.com. Click on “Investors,” then “Corporate Governance” and then see “Committee Charters.” The Compensation and Nominating Committees assess the adequacy of their charters from time to time, and the Audit Committee assesses the adequacy of its charter annually. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

Audit Committee. We have a standing Audit Committee that is responsible for assisting the Board in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Encore. The Audit Committee met seven times in 2007 and otherwise acted by unanimous written consent.

In performing its duties, the Audit Committee:

•	appoints and reviews the performance of our independent registered public accounting firm,

•	approves audit and non-audit fees,

•	reviews and evaluates our financial statements, accounting principles and system of internal controls regarding finance, accounting, legal compliance and ethical behavior,

•	reviews and approves related person transactions, and

•	considers other appropriate matters regarding our financial affairs.

Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of our executive officers, administering all of our equity-based plans and periodically reviewing compensation and equity-based plans, with authority to adopt such plans. The Compensation Committee met six times during 2007, and otherwise acted by unanimous written consent.

The Compensation Committee sets performance goals and objectives for the executive officers, evaluates their performance with respect to those goals, sets their compensation based upon the evaluation of their performance and approves all employment and severance related agreements with such executives. In evaluating executive officer compensation, the Compensation Committee may retain the services of compensation consultants and considers recommendations from the Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee also periodically reviews compensation for non-employee directors. All decisions with respect to executive and director compensation are approved by the Compensation Committee.

Nominating Committee. The function of the Nominating Committee is to consider and recommend qualified candidates for election as directors of Encore. The Nominating Committee met twice in 2007.

Prior to each annual meeting of stockholders, the Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board decides not to nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria described below. Current members of the Nominating Committee and Board and management are polled for suggestions as to individuals meeting the applicable criteria. Research may also be performed to identify qualified individuals. In March 2007, the Nominating Committee retained the services of Heidrick & Struggles to assist in the identification of potential nominees to replace directors who had indicated they would not seek re-election at the 2007 annual meeting. Heidrick & Struggles received a fee for these services.

The factors that the Nominating Committee considers in evaluating prospective director nominees include the following:

•	the appropriate size of the Board;

•

a candidate’s knowledge, skills and experience, including experience in business, finance, accounting or administration, in light of prevailing business conditions, the needs of Encore and the knowledge, skills and experience already possessed by other members of the Board;

•	whether a candidate is “independent,” as defined by Nasdaq Marketplace Rules and other applicable standards and whether circumstances exist that may create the appearance of a conflict of interest;

•	a candidate’s familiarity with accounting rules and practices applicable to our business;

•	a candidate’s character, integrity and reputation for working constructively with others;

•	whether a candidate has sufficient time available to devote to the duties of a director of Encore;

•	the importance of maintaining productive working relationships among the Board members and between the Board and management for the benefit of all stockholders; and

•	recognition of both the considerable benefit of continuity and the fresh perspective provided by the periodic introduction of new members.

The Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 3.14 of our Bylaws. We consider each candidate equally based on the factors listed above, regardless of whether the candidate is recommended by a stockholder for election to our Board or is recommended by a member of the Board or a third party search firm. The procedures for stockholder nominated director candidates provide that a notice relating to the nomination in connection with an annual meeting must be timely given in writing to: Encore Capital Group, Inc., Attention: Corporate Secretary, 8875

Aero Drive, Suite 200, San Diego, CA 92123. To be timely, the notice must be delivered within the time period described in the Stockholder Proposals and Nominations section of this proxy statement. Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder.

Corporate Governance

Director Independence. The Board of Directors has determined that Messrs. Hanford, Lund, Mandell, Mesdag, Oros, Teets and Wilcox are “independent directors” within the meaning of Nasdaq listing standards, which directors constitute a majority of the Board. The Board has determined that each member of the Board’s Audit, Compensation and Nominating Committees is independent (or similarly designated) based on the Board’s application of the standards of Nasdaq, the Securities and Exchange Commission (the “SEC”), or the Internal Revenue Service, as appropriate for such committee membership.

Audit Committee Financial Expert. The Board has determined that at least one member of the Audit Committee, Mr. Mandell, is an “audit committee financial expert” as defined in SEC regulations and also possesses the financial sophistication and requisite experience as required under Nasdaq listing standards.

Code of Ethics. The Board has adopted a Code of Ethics applicable to our directors and all employees and officers, including our principal executive officer and our principal financial officer. A copy of the Code of Ethics is available on our website at www.encorecapitalgroup.com. Click on “Investors,” then “Corporate Governance” and then “Code of Ethics.” We may post amendments to or waivers of the provisions of the Code of Ethics, if any, made with respect to any of our directors and executive officers on that website, unless otherwise required by Nasdaq listing standards to disclose any waiver in a Current Report on Form 8-K. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

Communications with Directors. We have not adopted a formal process for stockholder communications with the Board; however, stockholders can contact the Board or an individual director by writing to: Board of Directors, Encore Capital Group, Inc., 8875 Aero Drive, Suite 200, San Diego, CA 92123, Attention: Corporate Secretary. Absent unusual circumstances or as contemplated by committee charters, communications received in writing are distributed to members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. Given our size, the Board does not deem it necessary to formally adopt a written policy regarding stockholder communications.

Executive Sessions of Independent Directors. Independent Board members meet without management present at least twice a year following regularly scheduled Board meetings.

Policy Regarding Directors’ Attendance at Annual Meetings. We encourage directors to attend our annual meeting, but we do not have a policy that requires the attendance of all directors at our annual meeting. All of our current directors were directors at the time of the 2007 annual meeting of stockholders and each of those directors attended the 2007 annual meeting.

EXECUTIVE OFFICERS

Set forth below is certain biographical information about each of our current executive officers. Executive officers are appointed annually by the Board of Directors and serve at the discretion of the Board.

Name	Age	Position(s)
J. Brandon Black	40	President, Chief Executive Officer and Director
Paul Grinberg	46	Executive Vice President and Chief Financial Officer
Robin R. Pruitt	50	Senior Vice President, General Counsel and Secretary

J. BRANDON BLACK. For biographical information on Mr. Black, see disclosure in the Directors section above.

PAUL GRINBERG. Mr. Grinberg has served as Executive Vice President and Chief Financial Officer since May 2005. From September 2004 until May 2005, he served as Senior Vice President of Finance. From May 2003 until joining Encore, Mr. Grinberg was the founder and President of Brio Consulting Group, a company that helped venture and private equity backed companies with strategy, M&A, business planning and interim CFO services. From May 2000 until April 2003, Mr. Grinberg served as Chief Financial Officer of Stellcom, Inc., a systems integration firm focused on providing mobile and wireless engineering solutions to Fortune 1000 companies. From February 1997 until April 2000, Mr. Grinberg served as Executive Vice President and Chief Financial Officer of TeleSpectrum Worldwide, Inc., a publicly traded company that provided outsourced call center solutions to Fortune 500 companies. From September 1983 until January 1997, Mr. Grinberg was employed at Deloitte & Touche LLP, where he served in several capacities, the most recent of which was as a partner in the firm’s Merger and Acquisition Services Group. Mr. Grinberg also serves as a director, Chairman of the audit committee and member of the compensation and nominating committees of Bank of Internet USA, an FDIC insured internet-only bank. Mr. Grinberg received his bachelor’s degree in accounting from Yeshiva University in 1983 and his MBA from Columbia University in 1989, and he is a Certified Public Accountant.

ROBIN R. PRUITT. Ms. Pruitt joined Encore in September 2001 and serves as Senior Vice President, General Counsel and Secretary. From June 2000 until joining Encore, Ms. Pruitt was Vice President and General Counsel of Mitchell International, Inc., a developer of claims estimating systems for the insurance industry. Ms. Pruitt served as a Vice President of Encore during May and June 2000, and prior to that was Vice President and General Counsel of West Capital Financial Services Corp. from November 1998 to May 2000. From May 1995 to January 1998, Ms. Pruitt served as General Counsel of ComStream Corporation, a designer and manufacturer of satellite communications equipment. Prior to that, Ms. Pruitt practiced general corporate, transactional and securities law in a variety of law firm and corporate settings in New York City and San Diego. Ms. Pruitt received a bachelor’s degree in Finance and Economics from the University of South Carolina in 1978 and a JD degree from Boston University School of Law in 1983.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this compensation discussion and analysis (“CD&A”) is to provide information about each material element of compensation earned by our Named Executive Officers during our 2007 fiscal year. The following discussion and analysis should be read in conjunction with the “2007 Summary Compensation Table” and related tables that are presented in this proxy statement. We discuss the definition of “Named Executive Officers” in the “2007 Summary Compensation Table.”

For our 2007 fiscal year, our Named Executive Officers were:

•	J. Brandon Black, our President and Chief Executive Officer;

•	George R. Brooker, our Senior Vice President, Strategic Outsourcing;

•	Glen Freter, our Vice President and Controller;

•	Paul Grinberg, our Executive Vice President, Chief Financial Officer and Treasurer; and

•	Robin R. Pruitt, our Senior Vice President, General Counsel and Secretary.

This CD&A addresses and provides the context behind the numerical and related information contained in the “2007 Summary Compensation Table” and related tables and includes actions regarding executive compensation that occurred after the end of our 2007 fiscal year, including the award of bonuses related to 2007 performance, and the adoption of any new, or the modification of any existing, compensation programs.

Processes and Procedures For Considering and Determining Executive and Director Compensation

Our executive compensation program is administered by the Compensation Committee of the Board. The Compensation Committee determines the compensation of our Named Executive Officers and administers our equity-based incentive plans. Among other things, the Compensation Committee has the authority and responsibility under its charter to:

•	periodically review and approve our policies on executive compensation, benefits and perquisites, including incentive cash compensation plans, or other forms of executive incentives;

•	annually review and, as required, vote in executive session to set the compensation, benefits, and perquisites of the Chief Executive Officer (“CEO”);

•

annually review and, as required, vote in executive session to set the compensation, benefits, and perquisites of all executive officers to satisfy the Compensation Committee that there is equity in the compensation practices and general integrity in conforming to approved plans and policies;

•	set the compensation and benefits for non-employee directors; and

•

consider, approve and administer our incentive compensation plans and equity-based plans in which directors, the CEO, other executive officers and other employees and key consultants may be participants, including, but not limited to: (a) approving option grants and restricted stock or other awards, (b) interpreting the plans, (c) determining rules and regulations relating to the plans, (d) modifying or canceling existing grants or awards, and (e) imposing limitations, restrictions and conditions upon any grant or award as the Compensation Committee deems necessary or advisable.

Overview

Our Compensation Philosophy and Purpose

The Compensation Committee is chartered with establishing and reviewing the performance and compensation of our Named Executive Officers and other executive officers. Incentive compensation arrangements are the cornerstone of the Compensation Committee’s executive compensation policies. Our compensation philosophy is to establish and maintain compensation plans, including base salaries, bonus plans and equity-based compensation plans, that will attract and retain qualified executive officers and key employees necessary for our continued successful operation and growth and ensure that management is rewarded appropriately for its contributions to our growth and profitability in alignment with our objectives and stockholder interests.

Ultimately, our compensation philosophy is generally focused on the following:

•	Pay for Performance and Experience. Base salaries are commensurate with the executive’s or key employee’s experience and expertise coupled with an assessment of: (i) the executive officer’s contribution to Encore, (ii) the responsibilities and experience of the executive officer, (iii) the terms of applicable employment agreements, and (iv) the recommendations of senior management. Incentive compensation is likewise tied to performance and experience.

•

Market Comparison. The Compensation Committee, with the assistance of outside consultants and/or management, periodically analyzes market compensation data and other relevant information regarding total direct compensation structures, giving appropriate weight to the data from our market competitors. Our compensation programs must be competitive in order to retain our senior executives.

•

Alignment with Stockholder Interests. In general, the payment of our incentive compensation is dependent upon the achievement of targeted corporate operating measures. We believe that basing a component of employee compensation on corporate results and performance aligns employee interests with stockholder interests. In addition, a portion of our executive compensation consists of stock incentives, including options and restricted stock unit (“RSU”) awards, so that executive officers’ interests are further aligned with the interests of our stockholders.

•

Retention. We believe that our compensation program should be designed to attract and retain highly talented individuals critical to our success by providing competitive total compensation with significant retention features. Our option grants and RSU awards also are designed to retain our executive officers and other key employees, while also accomplishing our other compensation goals and objectives.

•

Severance. To provide sufficient assurances to our executive officers, the Compensation Committee approved severance terms for each of our current executive officers, which provides for certain payments if the executive’s employment is terminated without cause or if the executive resigns for good reason.

Outside Consultants

The Compensation Committee has the specific authority to hire outside advisors and consultants in their discretion at our expense. However, the Committee has not engaged a compensation consultant since 2005.

Role of Executives in the Compensation Setting Process

The Compensation Committee generally solicits management’s assistance on determining executive compensation as it deems appropriate. However, when reviewing and setting the compensation, benefits, and perquisites of the CEO, neither the CEO nor any employee of Encore may be present. In addition, when the Compensation Committee reviews and sets the compensation, benefits, and perquisites of all executive officers, the CEO may be present during deliberations at the Compensation Committee’s discretion, but the CEO may not be present for voting on officer compensation, benefits or perquisites. The CEO generally makes recommendations to the Compensation Committee with respect to executive officer compensation decisions, including base salaries, cash incentive bonuses and equity-based awards.

The Compensation Committee approves all grants of equity-based awards. Equity award grants to executive officers are determined based on a periodic review by the Compensation Committee regarding appropriate incentives, with recommendations typically originating from management, consistent with the criteria established in the long-term incentive program adopted by the Compensation Committee.

Elements of our Compensation Program

Our compensation plans are designed to provide a competitive total compensation package consistent with our performance in the marketplace. The compensation program for each of our Named Executive Officers includes:

•	base salary;

•	annual cash incentive bonus;

•	stock-based compensation incentive;

•	in certain circumstances, severance and/or change of control agreements; and

•	participation in other benefit plans and programs.

While executives have more of their total compensation at risk than other employees, the principles that serve as the basis for Named Executive Officer compensation practices apply to the compensation plans for all employees who are eligible for incentive compensation; namely, corporate and individual performance drive incentive compensation.

Base Salary

The first component of our executive compensation package is base salary. Our philosophy is to pay base salaries that are commensurate with the executive’s experience and expertise, taking into account competitive market data for executives with similar backgrounds, experience and expertise. The factors considered by the Compensation Committee in making its evaluation and determination regarding the appropriateness of base salary include:

•	an assessment of each executive officer’s contribution to Encore;

•	the responsibilities and experience of each executive officer;

•	competitive market data, individual performance, and other relevant information regarding base salary structures;

•	the terms of any applicable employment agreements;

•	the detriment to us should the executive leave Encore’s employ; and

•	recommendations of senior management.

The Compensation Committee reviews each executive officer’s base salary and benefits from time to time as it deems appropriate.

With respect to its periodic review of salaries for our Named Executive Officers and other executive officers in 2007, the Compensation Committee considered data provided by our management which included an assessment of corporate performance, as well as individual performance of each executive. The base salaries set for 2007 were believed to be consistent with our compensation philosophy, which attempts to establish a strategic balance between “pay at risk” and market competitiveness.

CEO Salary. The base salary for our CEO is set forth in the employment agreement we entered into with him in June 2005 and amended in June 2006. Under his agreement, his annual base salary was set at $385,000, which the Board can increase in its sole discretion. On February 28, 2008, the Compensation Committee of the Board approved an increase to Mr. Black’s salary to $414,260 effective March 1, 2008. The material terms of his agreement are described in the narrative following the “2007 Summary Compensation Table” section and the “Potential Payments Upon a Termination or Change of Control” section.

We disclose the salary earned in 2007 by our Named Executive Officers in the “Salary” column of the “Summary Compensation Table.”

Annual Cash Incentive Bonus

The second component of our executive compensation package is an annual cash incentive bonus. Each executive’s target bonus is a stated percentage of his or her annual salary. Actual bonuses paid to executive officers under our annual performance-based cash incentive plan are computed based upon achievement of our targeted operating measures and an evaluation of individual performance. We believe that variable bonus opportunities should (i) be used to provide higher rewards for higher performers and (ii) drive the successful achievement of short term critical business objectives.

The Compensation Committee exercises its discretion in awarding cash bonuses to our executives. Subject to the terms of any applicable employment agreement, the Compensation Committee may determine not to approve an award for any or all officers or to reduce the amount of any such award, even if the targets are met. The Compensation Committee periodically reviews the bonus component of executive incentive compensation and, in addition to bonuses paid under our plan, the Compensation Committee may approve payment of discretionary bonuses for performance or other reasons for certain executives.

Factors Considered. Generally speaking, the factors the Compensation Committee may consider in making its evaluation and determination regarding the appropriateness of providing for, and making payments to the executive officers and key employees under, our cash incentive bonus plan include:

•	corporate performance against targeted operating measures;

•	the terms of any applicable employment agreement;

•	individual performance; and

•	the Compensation Committee’s evaluation of each officer’s contribution, taking into account the recommendations of the CEO.

The Compensation Committee established the goals and parameters for the 2007 annual cash incentive program based on corporate financial objectives reflected in our 2007 operating plan approved by the Board. The Compensation Committee has determined a bonus target, stated as a percentage of base salary, for each of our executive officers. For 2007, the plan contemplated a one-for-one percentage increase or decrease for the amount by which the corporate targets were exceeded or missed, and Board discretion to adjust the pool as the Committee deemed appropriate.

Specifically, for 2007, the Compensation Committee established three corporate target components all of which were given the same amount of weight with respect to whether corporate metrics were achieved. These three corporate targets were based on:

•	collections on purchases prior to 2007 (less impairments);

•	income before interest, tax, depreciation, depletion and amortization and stock-based compensation expense; and

•	cost per dollar collected.

In 2007, the plan’s formula for determining the potential bonus pool calculated a payout at 97.4% of the target amount. The Compensation Committee approved a 2.6 percentage point increase in the bonus pool to bring the total bonus pool to 100.0% of the target amount based upon the collective achievements of our key contributors made in 2007 that were not adequately reflected in the plan’s formula for that period. For 2007, actual bonus payouts were generally set at 85% of a participant’s stated target bonus amount, with the remaining pool available for discretionary awards to recognize higher individual performance. The discretionary bonuses awarded to each of our Named Executive Officers and reported in the “2007 Summary Compensation Table” below ranged between 85% to 110.4% of the executives’ stated eligible bonus percentage based upon individual performance during 2007.

CEO Annual Bonus. Our CEO is the only Named Executive Officer who currently has an employment agreement that sets forth the level of bonus he is eligible to receive. Under his employment agreement, our CEO is entitled to receive a guaranteed annual bonus of 50% of his then-current base salary and an additional discretionary annual bonus of up to 50% of his then-current base salary, for a total potential annual bonus of up to 100% of his then-current base salary. The discretionary bonus amount, which may be increased at the discretion of the Compensation Committee, is based upon the CEO’s performance during the previous year as evaluated by the Compensation Committee or Board, as appropriate (in their sole and absolute discretion), taking into account corporate operating performance as determined in large part by the three corporate targets discussed above.

We disclose the annual cash incentive awards earned by each of our Named Executive Officers in 2007 in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the “2007 Summary Compensation Table” and the narrative following that table.

Stock-Based Compensation Incentives

The third component of our executive compensation package is stock-based compensation incentives, which have traditionally taken the form of non-qualified stock options. The Compensation Committee periodically considers grants of options, performance shares and RSUs to our executive officers and key employees to more closely align the interests of our executive officers and key employees with the long-term interests of Encore and our stockholders.

Plans. The 1999 Equity Participation Plan (“1999 Plan”), as amended, reserved up to 3,300,000 shares of our common stock for awards granted to employees, directors and consultants. Pursuant to the 1999 Plan, we could grant stock options at a price in excess of 85% of the fair market value on the date of the grant and for a term not to exceed ten years. Options generally vested ratably over a three-year period unless otherwise determined by the Compensation Committee.

On March 30, 2005, our Board of Directors adopted the 2005 Stock Incentive Plan (“2005 Plan”) for Board members, employees, officers, executives, consultants and advisors. The 2005 Plan was effective as of March 30, 2005 and was approved by our stockholders at the annual meeting on May 3, 2005. The 2005 Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance shares, and performance-based awards to eligible individuals. Upon adoption, an aggregate of 1,500,000 shares of our common stock were available for awards under the 2005 Plan, in addition to shares subject to ungranted options that were available for future awards under the 1999 Plan. In addition, shares subject to options or awards granted under either the 1999 Plan or the 2005 Plan that terminate or expire are available for grant under the 2005 Plan.

Long-Term Incentive Program. Our Compensation Committee implemented a long-term incentive program under the 2005 Plan with the intent of making annual grants of performance shares, RSUs and/or non-qualified stock options to executive officers and other eligible employees, subject to the following criteria:

•	the aggregate value of the annual grants will be based on a stated percentage of the recipient’s base salary;

•	the target award percentage for eligible recipients, grouped by management seniority, will be determined by the Compensation Committee annually, based upon competitive market data; and

•	the performance targets for the performance shares and the vesting schedules for both the RSUs and/or stock options will also be determined by the Compensation Committee annually.

We had not considered issuing RSUs prior to 2005. Historically, option grants were given favorable accounting and tax treatment and, given that option grants are extremely common in the markets in which we operate, we had no compelling reason to look to other forms of equity compensation until the implementation of Statement of Financial Accounting Standards No. 123R (“FAS 123R”) changed the accounting treatment for stock options effective 2007. Since the implementation of FAS 123R, many public companies have begun issuing RSUs. We believe that one advantage to using RSUs is that we can issue fewer shares when compared to stock option grants, which will be less dilutive to our stockholders.

Stock-Based Compensation Incentives for 2007. In August and December 2007, the Compensation Committee approved certain equity awards to our Named Executive Officers, as further described in the “2007 Grants of Plan-Based Awards” table and the narrative following the table.

Severance and Change of Control Agreements

On November 14, 2007, the Compensation Committee approved severance agreements between the Company and each of Mr. Grinberg, our Executive Vice President and Chief Financial Officer; Ms. Pruitt, our Senior Vice President and General Counsel; and Mr. Brooker, our Senior Vice President, Strategic Outsourcing. Pursuant to the agreements, if the executive is terminated without cause or resigns for good reason (as those terms are defined in the agreements), he or she is entitled to a severance payment as outlined in the agreement. Mr. Grinberg is entitled to continuation of his then-current salary for 12 months immediately following his date of termination, plus 100% of his target bonus amount for the year of termination. Ms. Pruitt and Mr. Brooker are each entitled to continuation of their then-current salary for up to nine months immediately following the date of termination, plus a pro-rated portion of their target bonus for the year of termination up until the date of termination. The timing of payments made under the severance agreements is subject to the applicable requirements of Section 409A of the Internal Revenue Code of 1986 and the related Treasury Regulations.

Mr. Black’s employment agreement contains both severance and change of control provisions. He is entitled to severance payments for the greater of 18 months or the remaining term of his agreement, as well as prorated bonus payments, following a termination without cause (as defined in the agreement). Mr. Black is also entitled to receive twice his current yearly salary and average bonus in a lump sum payment following his termination after a change of control (as defined in the agreement). The severance and change of control provisions of Mr. Black’s employment agreement are discussed at greater length in the “Potential Payments Upon a Termination or Change of Control” section.

We believe that the provisions of our employment agreement for Mr. Black and our severance agreements for Messrs. Grinberg and Brooker and Ms. Pruitt are consistent with the principal objectives of our compensation programs. We believe that the compensation elements that would be triggered upon termination (and in Mr. Black’s case by a “change of control”) are (i) consistent with the market in which we operate, (ii) at appropriate levels when viewed in relation to the benefits the executives provide us and our stockholders and the overall value of our company, (iii) designed to compensate the executives for playing a significant role in managing our affairs, and (iv) will provide an important “safety net” that allows the executives to focus on our business and pursue the course of action that is in the best interests of our stockholders by alleviating some concerns regarding their personal financial well-being in the event of a termination or change of control transaction. The executives are subject to certain restrictions in exchange for receiving the financial and other benefits under their agreements, as described in more detail in the “Potential Payments Upon a Termination or Change of Control” section. We believe imposition of these restrictions serves our best interests and the best interests of our stockholders.

Other Benefit Plans and Programs

Our Named Executive Officers are eligible to participate in benefit programs designed for all of our full-time employees. These programs include a tax qualified 401(k) savings plan, and medical, dental, disability and life insurance programs. In addition, our Named Executive Officers as well as other key employees are eligible to participate in our non-qualified deferred compensation plan. This plan permits deferral of a portion of the participant’s compensation until a specified period of time, and the participants may invest the amounts deferred in one of several funds. The primary purpose of this plan is to provide an opportunity for additional tax-deferred retirement savings to our executives and key employees whose contributions to our 401(k) plan may be subject to limitation under applicable IRS regulations. More detail related to the operation of our non-qualified deferred compensation plan is provided in the “Non-Qualified Deferred Compensation” section.

We also maintain split-dollar life insurance on certain of our Named Executive Officers that is financed by participant contributions to our non-qualified deferred compensation plan. This insurance is maintained for the Named Executive Officers and in the amounts listed in the table below. Pursuant to this program, the Compensation Committee authorized Encore to enter into split-dollar agreements with the participants whereby ten percent of the total benefit payable in the event of death would be payable to the beneficiaries of such participants.

Aggregate Death Benefit
J. Brandon Black	$1,000,000
Paul Grinberg	$800,000
Robin R. Pruitt	$800,000
George Brooker	$800,000

Perquisites

We do not provide material executive perquisites to our Named Executive Officers.

Tax Considerations

Compliance with Internal Revenue Code Section 162(m).

Section 162(m) of the Internal Revenue Code provides that public companies cannot deduct non-performance based compensation paid to certain named executive officers in excess of $1 million per year. These officers include any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of such employee being among the three highest compensated officers for that taxable year, other than the principal executive officer or the principal financial officer. We generally try to ensure that our compensation satisfies Section 162(m) requirements for deductibility, though we cannot assure you that the Internal Revenue Service would reach the same conclusion. However, the Compensation Committee believes that the company must be able to attract, retain and reward the executive leadership necessary to execute its business strategy. Therefore, the Compensation Committee may authorize compensation that may not be deductible if it believes this is in the best interests of the company and its stockholders.

Other Matters Relating to Executive Compensation

Speculative and Hedging Transactions

We have a comprehensive insider trading policy that, among other things, provides that our employees, officers, directors and key consultants shall not engage in speculative transactions such as short sales, or the purchase or sale of puts, calls or other derivatives of our securities. The purpose of this policy, among other things, is to assist our employees in avoiding potential conflicts of interest that could result in unwanted perceptions and negative impact on our stock price. The policy also discourages the purchase of company securities on margin and contains additional restrictions applicable to insiders, including our executive officers and directors. Insiders are permitted to engage in forward sales, collars or other hedging transactions with the prior approval of the Board, or its Chairman after consultation with a majority of the Board.

Option Grants

While we do not have a formal policy, our options and other grants are priced at market value on the date of grant (generally the date of Board or Compensation Committee approval).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and its discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Timothy J. Hanford, Chairman

J. Christopher Teets

Warren Wilcox

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee during the fiscal year ended December 31, 2007 were directors Messrs. Timothy J. Hanford, Richard A. Mandell, J. Christopher Teets and Warren Wilcox. Former directors Messrs. Raymond Fleming, Alexander Lemond, and Peter W. May also served on the Compensation Committee during the 2007 fiscal year. None of our Compensation Committee members had an interlocking relationship with our executive officers or with directors of another entity during the last fiscal year.

Pursuant to indemnification agreements with our current and former executive officers and directors and underwriting agreements and registration rights agreements that also provide certain rights to indemnification, we have advanced the legal fees incurred on behalf of Messrs. Gregory and Black, and Barry R. Barkley, Alexander Lemond and Eric D. Kogan, former directors of Encore, in the defense of litigation involving one of our former officers, as described in Note 12 of the consolidated financial statements in Encore’s Form 10-K and Annual Report for the year ended December 31, 2007. Pursuant to the underwriting agreements and registration rights agreements mentioned above, we also have advanced the legal fees incurred on behalf of Triarc Companies, Inc. (“Triarc”) and an executive officer of Triarc in defense of this and related litigation. Triarc was, at that time, one of our significant stockholders and an affiliate of Peter W. May and Nelson Peltz, former directors of Encore. Since the beginning of 2007, we have advanced approximately $380,000 in such legal fees and costs incurred, including Encore’s costs of defense.

2007 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation earned by, or paid to, each of our Named Executive Officers for services provided to us and our subsidiaries for the year ended December 31, 2007. Our Named Executive Officers include: (1) all persons serving as our principal executive officer or acting in a similar capacity during 2007; (2) all persons serving as our principal financial officer or acting in a similar capacity during 2007; (3) the three most highly paid executive officers who were serving as executive officers at the end of 2007 other than the principal executive officer and the principal financial officer; and (4) up to two additional individuals who would have been included except that the individual was not serving as an executive officer at the end of 2007.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
J. Brandon Black,	2007	$385,000	$192,500	(1)	$85,777	$1,393,099	$232,500	$5,537	$2,294,413
President and Chief Executive Officer	2006	$385,000	$192,500		—	$1,333,031	$161,700	$5,325	$2,077,556

Paul Grinberg,	2007	$260,000	—		$68,953	$808,673	$286,000	$5,443	$1,429,069
Executive Vice President and Chief Financial Officer	2006	$258,192	—		$43,689	$950,144	$239,200	$5,314	$1,496,539

Robin R. Pruitt,	2007	$224,952	—		$63,037	$108,582	$106,852	$7,158	$510,581
Senior Vice President, General Counsel and Secretary	2006	$223,767	—		$21,845	$131,397	$118,478	$5,781	$501,268

George Brooker,	2007	$178,454	—		$32,454	$80,147	$90,750	$5,135	$386,940
Senior Vice President, Strategic Outsourcing	2006	$164,207	—		$13,107	$101,813	$85,900	$4,919	$369,946

Glen Freter,	2007	$206,523	—		$10,103	$49,306	$70,720	$1,750	$338,402
Vice President and Controller	2006	$130,769	$5,800		—	$13,906	$49,403	$460	$200,338

(1)	Reflects an annual guaranteed cash bonus equal to 50% of Mr. Black’s salary granted pursuant to his employment agreement, described in more detail in the narrative following this table.
(2)	Amounts in this column represent the compensation cost recognized for financial statement reporting purposes under FAS 123R for RSUs and performance shares awarded during the fiscal year, adjusted to disregard any estimates of forfeitures and to include amounts from awards granted in prior periods. The assumptions used to determine the valuation of our RSU and performance share awards are included in Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007. More detail regarding the outstanding RSUs and performance shares is provided in the “Outstanding Equity Awards at Fiscal Year-End” table.
(3)	Amounts in this column represent the compensation cost recognized for financial statement reporting purposes under FAS 123R for options granted during the fiscal year, adjusted to disregard any estimates of forfeitures and to include options granted in prior periods. See Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions used to determine the valuation of outstanding options. More detail regarding outstanding options is provided in the “Outstanding Equity Awards at Fiscal Year-End” table.
(4)	For 2007, amounts consist of discretionary bonus awards granted by the Compensation Committee in February 2008 for individual and company performance in 2007 and awarded, in the case of Mr. Black, pursuant to his employment agreement as described in more detail in the narrative following this table, and in the case of the other Named Executive Officers, pursuant to our annual cash incentive bonus plan, as described in more detail in the Compensation Discussion and Analysis section.

(5)	For 2007, includes (a) matching contributions to our 401(k) plan, in the following amounts: Mr. Black, $3,875; Mr. Grinberg, $3,875; Ms. Pruitt, $5,125; Mr. Brooker, $ 3,875; and Mr. Freter, $1,533; (b) term life insurance benefits, in the following amounts: Mr. Black, $417; Mr. Grinberg, $281; Ms. Pruitt, $243; Mr. Brooker, $179; and Mr. Freter, $217, and (c) the economic benefit of premiums paid for split-dollar life insurance policies secured for the following Named Executive Officers, in the following amounts: Mr. Black, $1,245; Mr. Grinberg, $1,287; Ms. Pruitt, $1,790; and Mr. Brooker, $1,081.

2007 GRANTS OF PLAN-BASED AWARDS

The following table sets forth summary information regarding grants of plan-based awards made to our Named Executive Officers during the fiscal year ended December 31, 2007:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold (#)	Target (#)	Maximum (#)
J. Brandon Black	8/23/07	—	42,450	42,450					$463,554
	8/23/07				42,450	(2)			$463,554
	8/23/07						84,900	$10.92	$583,365

Paul Grinberg	8/23/07	—	10,000	10,000					$109,200	(6)
	8/23/07				10,000	(2)			$109,200	(6)
	8/23/07						20,000	$10.92	$137,424	(6)
	12/21/07				100,000	(3)			$924,000

Robin R. Pruitt	8/23/07	—	9,575	9,575					$104,559
	8/23/07				9,575	(2)			$104,559
	8/23/07						19,150	$10.92	$131,583

George R. Brooker	8/23/07	—	9,575	9,575					$104,559
	8/23/07				9,575	(2)			$104,559
	8/23/07						19,150	$10.92	$131,583

Glen V. Freter	8/23/07	—	5,000	5,000					$54,600
	8/23/07				5,000	(2)			$54,600
	8/23/07						10,000	$10.92	$68,712

(1)	Represents awards of performance shares under the 2005 Plan. The Target and Maximum amounts represent the amount payable to the Named Executive Officers if a predetermined earnings target is met. The performance shares vest as follows: The proportion of shares indicated will vest on the date of announcement of earnings for the calendar year in which stated earnings targets are achieved; provided that any shares for which the requisite earnings target has not been achieved by the end of calendar year 2012 will be forfeited.
(2)	Represents awards of RSUs under the 2005 Plan. All of the RSUs will vest on August 23, 2010. If the Named Executive Officer’s employment is terminated without Cause (as that term is defined in the RSU agreements) prior to vesting, 10% will vest if termination occurs prior to August 23, 2008, 20% will vest if termination occurs on or after August 23, 2008 but prior to August 23, 2009, and 30% will vest if termination occurs on or after August 23, 2009 but prior to August 23, 2010.
(3)

Represents an award of RSUs under the 2005 Plan. Fifty percent of the RSUs will vest on December 21, 2010; 25% will vest on December 21, 2011; and 25% will vest on December 21, 2012. If the Named Executive Officer’s employment is terminated without Cause (as that term is defined in the RSU agreement) prior to vesting, 10% will vest if termination occurs prior to December 21, 2008, 20% will vest if termination occurs on or after December 21, 2008 but prior to December 21, 2009, and 30% will vest if termination occurs on or after December 21, 2009 but prior to December 21, 2010.
(4)	Represents grants of stock options under the 2005 Plan. The options vest over three years in equal annual installments on the anniversary of the date of grant.
(5)	Amounts in this column represent the compensation cost recognized for financial statement reporting purposes under FAS 123R for equity awards during the fiscal year. See Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions used to determine the valuation of these equity awards.
(6)	Represents the grant date fair value of equity awards cancelled and deemed regranted to Mr. Grinberg on August 23, 2007, calculated in accordance with FAS 123R. The grant date fair value of these new awards was less than the fair value of the cancelled award, therefore, there was no incremental fair value in connection with the cancellation and regrant. See “Option Modifications” below for a description of the cancellation and regrant.

Employment Agreement with Mr. Black

Amounts reported for J. Brandon Black, our President and CEO, in the “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation” columns in the “2007 Summary Compensation Table” above reflect amounts owed to him under the terms of our employment agreement with Mr. Black. This agreement was entered into pursuant to a management succession plan adopted by the Board in March 2005. Under that plan, Mr. Black succeeded Carl C. Gregory, III to become our CEO effective October 1, 2005, and Mr. Gregory agreed to serve as our Vice Chairman from October 1, 2005 through May 3, 2006 and thereafter continued to serve as a director on our Board.

Our amended employment agreement with Mr. Black sets forth his compensation following his transition to President and CEO in October 2005. Under his agreement, his annual base salary was set at $385,000, which the Board can increase in its sole discretion. On February 28, 2008, the Compensation Committee of the Board approved an increase to Mr. Black’s salary to $414,260 effective March 1, 2008. Mr. Black’s 2007 salary is reflected in the “Salary” column in the “2007 Summary Compensation Table” above.

In addition to salary, Mr. Black’s agreement provides for a guaranteed annual cash bonus equal to 50% of his then-current base salary and eligibility to receive an additional, discretionary annual bonus of up to 50% of his then-current base salary, for a total potential annual bonus of 100% of his then-current base salary. The discretionary bonus amount may be increased at the discretion of the Compensation Committee. As a result of our corporate performance and Mr. Black’s individual performance in 2007, the Compensation Committee awarded Mr. Black a total bonus of $425,000, representing 110.4% of his base salary. The guaranteed bonus amount of $192,500 is reported in the “Bonus” column of the “Summary Compensation Table,” and the discretionary bonus amount of $232,500 is reported in the “Non-Equity Incentive Plan Compensation” column.

Severance and change of control benefits payable to Mr. Black pursuant to his employment agreement are described in detail in the “Potential Payments Upon Termination or Change of Control” section.

Bonuses Awarded under Performance-Based Cash Incentive Plan

As described in more detail in the Compensation Discussion and Analysis section, the bonuses awarded to our Named Executive Officers for their performance in 2007 were paid out of our cash incentive bonus plan established for its key employees. The total bonus pool created by the Compensation Committee under our incentive plan was 100% of the target amount and was established in consideration of our performance in 2007 against the performance measures established for that period, as described in more detail in the Compensation Discussion and Analysis section, as well as other factors contributing to our performance in 2007 but not quantified by these measures. For 2007, actual bonus payouts were generally set at 85% of a participant’s stated target bonus amount, with the remaining pool available for discretionary awards to recognize higher individual performance.

The discretionary bonuses awarded to each of our Named Executive Officers and reported in the “2007 Summary Compensation Table” above ranged between 85% to 110.4% of the executives’ stated eligible bonus percentage based upon individual performance during 2007.

Option Award Modifications

The Compensation Committee approved an amendment on August 23, 2007 to the terms of stock options previously granted pursuant to the 1999 Plan to Messrs. Black and Brooker and Ms. Pruitt to provide that the portion of such options that is vested and for which the exercise price is less than the fair market value of our stock on the optionee’s last date of service will remain outstanding and can be exercised for the full term specified in the option agreement. The options that were amended are identified in the “2007 Outstanding Equity Awards at Fiscal Year-End” table and the footnotes thereto.

On August 23, 2007, Mr. Grinberg voluntarily tendered for cancellation an option to purchase 250,000 shares of our common stock previously granted to him on September 20, 2004. The prior option was exercisable at $18.63 per share, and no portion of the prior option had been exercised by Mr. Grinberg. The Compensation Committee accepted Mr. Grinberg’s tender of the prior grant and cancelled and rescinded the prior option agreement in its entirety. On the same date, Mr. Grinberg received an award of 10,000 RSUs, 10,000 performance shares, and an option to purchase 20,000 shares of common stock. Because the cancelled award had a fair value of $485,893 on the cancellation date, which exceeded the aggregate grant date fair value of the new awards of $355,824, there was no incremental fair value. Therefore, the “2007 Grants of Plan-Based Awards” table reflects the grant date fair value of Mr. Grinberg’s August 23, 2007 equity awards, computed in accordance with FAS 123R, rather than any incremental fair value. We recognized a compensation cost for financial statement reporting purposes of $130,069 in connection with this cancellation and regrant.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning option awards and RSU awards that were outstanding and vested or unvested as of December 31, 2007 with respect to the Named Executive Officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
J. Brandon Black	35,000	—		$1.00	1/25/2011	(4)
	208,333	—		$0.51	9/11/2012	(4)
	66,667	—		$11.00	10/29/2013	(4)
	33,333	—		$12.01	10/29/2013	(4)
	200,000	100,000	(2)	$15.42	5/3/2015
	—	84,900	(2)	$10.92	8/23/2017
							42,450	(5)	$410,916
										42,450	(7)	$410,916

Paul Grinberg	22,000	11,000	(2)	$16.19	11/1/2015
	—	20,000	(2)	$10.92	8/23/2017
							10,000	(5)	$96,800
							100,000	(6)	$968,000
										13,500	(8)	$130,680
										10,000	(7)	$96,800

Robin R. Pruitt	29,004	—		$1.00	11/15/2011	(4)
	37,500	—		$1.30	1/28/2013	(4)
	12,500	—		$16.17	4/7/2014	(4)
	11,000	5,500	(2)	$16.19	11/1/2015
	—	19,150	(2)	$10.92	8/23/2017
							9,575	(5)	$92,686
										6,750	(8)	$65,304
										9,575	(7)	$92,686

George R. Brooker	16,666	—		$0.52	7/26/2012	(4)
	12,500	—		$16.17	4/7/2014	(4)
	6,600	3,300	(2)	$16.19	11/1/2015
	—	19,150	(2)	$10.92	8/23/2017
							9,575	(5)	$92,686
										4,050	(8)	$39,204
										9,575	(7)	$92,686

Glen V. Freter	5,000	20,000	(3)	$10.60	6/5/2016
	—	10,000	(2)	$10.92	8/23/2017
							5,000	(5)	$48,400
										5,000	(7)	$48,400

(1)	Market value for RSU and performance share awards was calculated using the closing price of $9.68 per share for our common stock on December 31, 2007.

(2)	The option vests in three equal annual installments commencing on the first anniversary of the date of grant.
(3)	The option vests in five equal annual installments commencing on the first anniversary of the date of grant.
(4)	Each of these options was amended by the Compensation Committee in August 2007 to provide that the portion of such option that is vested and for which the exercise price is less than the fair market value of the Company’s stock on the optionee’s last date of service will remain outstanding and can be exercised for the full term specified in the option agreement.
(5)	Amounts reported represent awards of RSUs granted pursuant to the 2005 Plan. These RSUs vest as follows: 100% of the RSUs vest on the third anniversary of the date of grant; provided that if the executive’s employment is terminated without cause prior to the vesting date, then 10% will vest if such termination occurs prior to the first anniversary of the date of grant, 20% will vest if such termination occurs on or after the first anniversary of the date of grant but prior to the second anniversary of the date of grant, and 30% will vest if such termination occurs on or after the second anniversary of the date of grant but prior to the third anniversary of the date of grant.
(6)	Amount reported represents an award of RSUs granted pursuant to the 2005 Plan. Fifty percent of the RSUs will vest on December 21, 2010; 25% will vest on December 21, 2011; and 25% will vest on December 21, 2012; provided that if the executive’s employment is terminated without cause prior to the vesting date, then 10% will vest if such termination occurs prior to the first anniversary of the date of grant, 20% will vest if such termination occurs on or after the first anniversary of the date of grant but prior to the second anniversary of the date of grant, and 30% will vest if such termination occurs on or after the second anniversary of the date of grant but prior to the third anniversary of the date of grant.
(7)	Amounts reported represent awards of performance shares granted pursuant to the 2005 Plan. These shares vest as follows: The proportion of shares indicated will vest on the date of announcement of earnings for the calendar year in which stated earnings targets are achieved; provided that any shares for which the requisite earnings target has not been achieved by the end of calendar year 2012 will be forfeited.
(8)	Amounts reported represent awards of performance shares granted pursuant to the 2005 Plan. These shares vest as follows: If Encore achieves a stated earnings per share target for calendar year 2006 or 2007, 50% of the shares will vest on the date of announcement of earnings for such year and 50% will vest one year later. If Encore does not achieve the stated earnings per share target for calendar year 2006 or 2007 but achieves the stated earnings per share target for calendar year 2008, 2009, or 2010, all of the shares will vest on the date of announcement of earnings for such year. If Encore does not reach the earnings per share target by calendar year 2010, then 50% of the shares vest on the date of announcement of earnings for such year, and the remaining 50% will be forfeited.

2007 OPTION EXERCISES AND STOCK VESTED

There were no stock options exercised by, or stock or RSUs awards that vested for, any of our Named Executive Officers during the fiscal year ended December 31, 2007.

2007 NON-QUALIFIED DEFERRED COMPENSATION

The table below includes certain information with respect to amounts deferred by the Named Executive Officers pursuant to our non-qualified deferred compensation plan as of the fiscal year ended December 31, 2007.

Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)
J. Brandon Black	—	—	$(1,081)	—	$218,228
Paul Grinberg	—	—	$7,302	—	$131,757
Robin R. Pruitt	—	—	$8,825	—	$389,861
George R. Brooker	—	—	$7,508	—	$209,983
Glen V. Freter	—	—	—	—	—

(1)	The amounts shown are not reflected the Summary Compensation Table.
(2)	Historically, company contributions made to our Named Executive Officers under our non-qualified deferred compensation plan have been reported in the Summary Compensation Table under All Other Compensation and quantified in the footnotes to the table. No such contributions were made to our Named Executive Officers in fiscal year 2007 or 2006, and accordingly, no contributions were included in our 2007 Summary Compensation Table.

Our non-qualified deferred compensation plan is offered to our Named Executive Officers as well as other key employees. The plan is described in more detail in the Compensation Discussion and Analysis section.

The non-qualified deferred compensation plan permits deferral between 5% to 80% of a participant’s salary and 5% to 100% of a participant’s paid bonus. Amounts deferred are placed in a trust. In addition, we have, in the past, made contributions for certain executives, subject to vesting restrictions. Participants in the plan can direct the investment of their deferred compensation in “reference funds” that mirror the performance of publicly-available mutual funds. The reference funds available for investment, and the annualized rates of return realized in each fund during 2007, are listed below.

Name of Fund	Rate of Return in 2007 (%)	Name of Fund	Rate of Return in 2007 (%)
AIM V.I. International Growth	14.72	Neuberger Berman/Jacobs Levy MidCap Value	-1.04
AIM V.I. Small Cap Growth	3.54	Principal Bond	3.41
American Century VP Value	-5.31	Principal Diversified International	16.09
Fidelity VIP Contrafund	17.30	Principal International SmallCap	9.23
Fidelity VIP High Income	2.54	Principal Money Market	4.89
Fidelity VIP MidCap	15.34	Principal Real Estate Securities	-17.69
JP Morgan/Mellon SmallCap Value	-9.52	Vanguard VIF Balanced	8.36
JP Morgan Small Company	3.65	Vanguard VIF Equity Index	5.38
Janus Aspen Mid-Cap Growth	9.77	Vanguard VIF MidCap Index	6.14

Participants in our non-qualified deferred compensation plan can elect to withdraw funds in their accounts in one of the following manners:

•

In-service distribution. Participants can elect for distributions to be made at least five years from the year of deferral. In-service distribution in this case can be made in one lump sum or in annual installments for up to 20 years. Participants can elect to re-defer amounts at least five more years if the election is made at least 12 months prior to distribution, but cannot accelerate the time period over which payments are made.

•

College savings distribution. Participants can elect for annual distributions to be made over a six year period, to begin at least three years following the year of deferral. Participants can elect to re-defer amounts at least five more years if the election is made at least 12 months prior to distribution.

•

Retirement distribution. Participants can elect for distributions to be made upon retirement either at age 55 if the participant has at least three years of service at Encore, or age 65 if less than three years of service. Payments can be made in one lump sum or in annual installments for up to 20 years. Participants can elect to re-defer amounts at least five more years or change their distribution option if the election is made at least 12 months prior to distribution, but cannot accelerate the time period over which payments are made.

If the participant’s employment is terminated prior to the distribution date, the vested portion of the participant’s account balance is paid in one lump sum upon termination. If the participant dies prior to the distribution date and prior to retirement, all funds become immediately vested and are distributed either in one lump sum or in annual installments to named beneficiaries, in accordance with the participant’s election. If the participant dies following retirement while distribution payments are being made, payments continue to be made to named beneficiaries. In addition, participants can withdraw all vested funds or a portion of these funds prior to their elected distribution date in the case of certain hardship situations or permanent disability.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE OF CONTROL

This section describes the payments that may be made to Named Executive Officers upon separation pursuant to individual agreements, based on certain assumptions described below. We do not have a separate plan offering separation payments other than the payments offered under these individual agreements, as described in more detail below. For more information on amounts payable to our Named Executive Officers under our non-qualified deferred compensation plan upon termination and other elected payout events pursuant to that plan, see the “Non-qualified Deferred Compensation” table and accompanying narrative above.

Basic Assumptions

The tables presented in this section were prepared assuming each event triggering a payment or other benefit occurred on December 31, 2007 using the base salaries in effect and the share price of our common stock as of that day (both as required by the SEC). Amounts for accrued but unpaid wages, accrued but unused paid-time off and reimbursable expenses payable upon separation are not reported in the “Salary” column because those are generally amounts that the employee is legally entitled to or amounts that all employees would be entitled to upon similar termination or resignation.

We note that because a change of control did not occur on December 31, 2007, and the executives were not terminated on that date, these tables are merely estimates intended to give the reader a general idea of possible payments upon a termination or change of control. There can be no assurance that a change of control would produce similar results to those described below if it were to occur in the future.

Employment Agreement with J. Brandon Black

Mr. Black’s employment agreement, as amended to date, provides certain severance payments and other benefits if we terminated Mr. Black’s employment “Without Cause” or if he resigned for “Good Reason,” in either case prior to or following a “Change of Control” (each of these terms is defined below). In addition, Mr. Black is entitled to a retention bonus upon the occurrence of a “Change of Control.”

Payments upon a Termination “Without Cause”

Under Mr. Black’s agreement, if he were terminated “Without Cause” at any time during the term of his agreement (other than within 12 months following a “Change of Control”), he would be entitled to continue receiving his salary in effect at the time of the termination for the greater of 18 months following his termination or the time remaining under the term of his agreement. The current term of Mr. Black’s agreement expires on June 13, 2008, but is subject to automatic one-year extensions unless either Mr. Black or Encore provides written notice to the other within 270 days of a term extension that the term will not be extended. Assuming a termination date of December 31, 2007, Mr. Black therefore would be entitled to 18 months of his salary as of that date if he were terminated “Without Cause.” Mr. Black would receive these payments as follows: six months of salary would be payable within 30 days of termination, and the remaining amount owed would be payable bi-weekly over our regular payroll schedule beginning six months after the date of termination.

In addition to salary, if Mr. Black were terminated “Without Cause,” he would be entitled to receive a prorated bonus for the period he served during the calendar year of termination equal to the average of the bonuses paid to Mr. Black over the three calendar years immediately preceding the year of termination. Assuming a termination date of December 31, 2007, Mr. Black would receive 100% of the average annual bonuses paid to Mr. Black for service in 2004, 2005 and 2006. The amounts that would be owed to Mr. Black assuming a “Without Cause” termination on December 31, 2007 are provided in the table below.

Payments upon a “Change of Control” and Subsequent Termination “Without Cause”

Under Mr. Black’s agreement, if he were terminated “Without Cause” within 12 months following a “Change of Control” (as defined below), he would be entitled to receive 200% of his then-current salary. In addition, Mr. Black would be entitled to receive 200% of the average bonus paid to him over the three calendar years immediately preceding the year of termination. Mr. Black would receive these amounts in a single payment within 75 days of the date of termination, subject to delay if necessary to comply with the provisions of Section 409A. If Mr. Black were terminated “Without Cause” within 12 months of a “Change of Control,” he also would be entitled to continue his health and medical insurance coverage for 18 months following the date of termination. Pursuant to Mr. Black’s agreement, amounts payable upon termination “Without Cause” following a “Change of Control” would not be cumulative with amounts otherwise payable for a termination “Without Cause” absent a “Change of Control.”

In addition, if Mr. Black remained employed through the closing of a “Change of Control,” he would receive a retention bonus equal to 100% of his then-current salary in one lump-sum payment payable within 10 days of the “Change of Control.” The payments that would be owed to Mr. Black assuming a “Change of Control” occurred on December 31, 2007, and also assuming a termination occurred on December 31, 2007 following a “Change of Control,” are provided in the table below.

Equity Acceleration

In addition to cash payments and other benefits to be received upon a termination or upon a “Change of Control,” Mr. Black’s agreement provided for accelerated vesting of a stock option granted to him on September 11, 2002. That option has since fully vested according to its terms on September 11, 2007.

In addition, the stock options granted to Mr. Black on May 3, 2005 and August 23, 2007 provide for accelerated vesting of the unvested portion of the option upon death or disability or the occurrence of a change of control, as defined in Mr. Black’s stock option agreements and our 2005 Plan. As of December 31, 2007, however, there were no unvested shares under these options with an exercise price less than $9.68 per share, the closing price of our common stock on December 31, 2007.

The RSUs awarded to Mr. Black for 42,450 shares on August 23, 2007 vests as follows: 100% of the RSUs vest on the third anniversary of the date of grant; provided that if Mr. Black’s employment is terminated without cause prior to the vesting date, then 10% will vest if such termination occurs prior to the first anniversary of the date of grant, 20% will vest if such termination occurs on or after the first anniversary of the date of grant but prior to the second anniversary of the date of grant, and 30% will vest if such termination occurs on or after the second anniversary of the date of grant but prior to the third anniversary of the date of grant.

In addition, in the event of a change of control, as defined in our 2005 Plan, vesting accelerates in full for the RSU shares and the 42,450 performance shares awarded to Mr. Black on August 23, 2007.

Adjustments to Payments and Timing of Payments

The timing of severance payments owed to Mr. Black under his agreement may be delayed as necessary to comply with the provisions of Section 409A. In addition, all severance payments and benefits owed are subject to reduction to the extent necessary to avoid penalties assessed under Section 280G and Section 4999 of the Internal Revenue Code.

Conditions to Receiving Benefits

As a condition to receiving the severance payments and other benefits under his agreement, Mr. Black must agree to a broad release and waiver of claims. In addition, Mr. Black is subject to the following obligations while he is receiving payments and other benefits under his agreement:

•	non-competition with Encore;

•	non-disparagement of Encore;

•	non-solicitation of our employees; and

•	non-disclosure of our confidential information.

Definitions

The term “Without Cause” is defined in Mr. Black’s employment agreement to mean a termination other than for death, “Disability,” for “Cause,” upon a voluntary termination by Mr. Black other than for “Good Cause” or our decision not to extend the term of the agreement.

The term “Cause” is defined as any one of the following reasons:

•	fraud or willful misconduct, or gross negligence that results in material adverse event;

•	willful material misrepresentation to the Board or the Chairman of the Board;

•	willful failure or refusal to comply with obligations under the agreement or lawful instructions of the Board;

•	conviction of or entering a guilty plea to any felony;

•	failure to substantially comply with our rules, policies, etc. which could result in material adverse event (with a 5-day cure period after notice); or

•	willful failure to comply with insider trading policies.

The term “Good Reason” is defined as any one of the following reasons:

•	substantial and material reduction of responsibilities;

•	reduction in base salary; or

•	a requirement to relocate outside of the San Diego metropolitan area without consent.

The term “Change of Control” is defined as any one of the following events:

•

Encore is merged into or consolidated with another corporation in a transaction in which, upon completion, Encore’s stockholders beneficially own less than 50% of the total voting securities entitled to vote generally in the election of directors of the surviving company;

•	all or substantially all of our assets are sold;

•

any person, other than an employee benefit plan of Encore or any subsidiary of Encore or any entity holding Encore securities under any such plan as an agent or trustee under the plan, acquires 50% or more of our outstanding voting stock entitled to vote generally in the election of directors; or

•	a majority of directors on the Board are individuals that were not nominated by the Board of Directors.

These events will not be deemed a “Change of Control” if they occur as a result of:

•

a transaction with a stockholder of Encore holding, as of the date of the agreement, at least 5% of Encore’s voting securities entitled to vote generally in the election of directors, or any affiliate or associate of such person; or

•	in the case of any acquisition of 50% of more of our voting securities, an acquisition that occurs as a result of us acquiring our own stock which in turn reduces the number of shares outstanding.

The term “Disability” is defined in Mr. Black’s agreement as a failure, due to illness or other physical or mental incapacity, to render services as Encore’s President and CEO for a total of 90 days within any 12 month period.

The following table summarizes the payments and value of other benefits payable to Mr. Black under the various triggering events outlined in his agreement and described above, assuming the triggering event occurred on December 31, 2007:

Payment Trigger	Salary (1)	Bonus (2)	COBRA Reimburse- ment (3)	Fair Market Value of Unvested Equity Awards with Accelerated Vesting (4)		Total
Without Cause or For Good Reason Termination (5)	$577,500	$401,946	$20,826	$41,092	(6)	$1,041,364
Effective Date of Change of Control	$385,000	—	—	$821,832	(7)	$1,206,832
Without Cause or For Good Reason Termination within 12 months of Change of Control	$770,000	$802,992	$20,826	—		$1,593,818

(1)	Amounts in this column represent amounts owed in excess of salary and other benefits payable through the last day of employment in accordance with our standard policies.
(2)	Bonus payable calculated using the average of the bonuses earned by Mr. Black in 2004, 2005 and 2006, multiplied by 100% (in the case of a termination “Without Cause” or for “Good Reason”) or 200% (in the case of such a termination following a “Change of Control”).
(3)	Amounts payable for reimbursement of COBRA expenses are valued based on our allocated contribution for the insurance coverage held by Mr. Black as of December 31, 2007.
(4)	Fair market value is based on the closing price of $9.68 per share for our common stock on December 31, 2007.
(5)	Termination “Without Cause” includes termination for “Good Reason” as defined in Mr. Black’s agreement. Termination salary payable as severance for Without Cause termination is calculated based on 18 months of Mr. Black’s salary as of December 31, 2007, as described above.
(6)	Vesting would accelerate for ten percent of the 42,450 RSUs awarded on August 23, 2007.
(7)	Vesting would accelerate for all 42,450 RSUs and 42,450 performance shares awarded on August 23, 2007.

Severance Agreements with other NEOs

On November 14, 2007, the Compensation Committee of our Board of Directors approved a form of executive severance agreement for Messrs. Grinberg and Brooker and Ms. Pruitt. We entered into severance agreements with each of these executives effective December 10, 2007. In Mr. Grinberg’s case, this severance agreement superseded and replaced a prior severance agreement which was terminated. For Ms. Pruitt and Mr. Brooker, this severance agreement replaced a prior severance agreement which expired in June 2007. The terms and conditions of the severance agreements for Messrs. Grinberg and Brooker and Ms. Pruitt are substantially the same, except as otherwise described below.

Pursuant to the agreements, if the executive is terminated without “Cause” or resigns for “Good Reason” (as defined below) at any time during the term of their respective agreements, (i) Mr. Grinberg is entitled continuation of his then-current salary for 12 months immediately following his date of termination, plus 100% of his target bonus amount for the year of termination, and (ii) Ms. Pruitt and Mr. Brooker are each entitled to continuation of their then-current salary for up to nine months immediately following the date of termination, plus a pro-rated portion of the target bonus for the year of termination up until the date of termination. The executive would receive these payments in accordance with our regular payroll schedule. The total amount of payments that would be owed to each executive assuming a without “Cause” termination or resignation for “Good Reason” on December 31, 2007 are provided in the table below.

The timing of payments owed under the severance agreements is subject to the applicable requirements of Section 409A of the Internal Revenue Code of 1986 and the related Treasury Regulations.

Stock Option and RSU Acceleration

Each of the stock options granted to Messrs. Grinberg, Brooker and Freter and Ms. Pruitt shown in the “Outstanding Equity Awards at Fiscal Year End” table provide for accelerated vesting of unvested shares under the option upon death or disability or the occurrence of a reorganization event or change of control, as defined in the option agreements and our 2005 Plan. As of December 31, 2007, however, there were no unvested shares under these options with an exercise price less than $9.68 per share, the closing price of our common stock on December 31, 2007.

The RSUs awarded to Messrs. Grinberg and Brooker and Ms. Pruitt on August 23, 2007 vest as follows: 100% of the RSUs vest on the third anniversary of the date of grant; provided that if the executive’s employment is terminated without cause prior to the vesting date, then 10% will vest if such termination occurs prior to the first anniversary of the date of grant, 20% will vest if such termination occurs on or after the first anniversary of the date of grant but prior to the second anniversary of the date of grant, and 30% will vest if such termination occurs on or after the second anniversary of the date of grant but prior to the third anniversary of the date of grant.

The RSUs awarded to Mr. Grinberg on December 21, 2007 vest as follows: 50% of the RSUs vest on December 21, 2010; 25% vest on December 21, 2011; and 25% vest on December 21, 2012; provided that if Mr. Grinberg’s employment is terminated without cause prior to the vesting date, then 10% will vest if such termination occurs prior to the first anniversary of the date of grant, 20% will vest if such termination occurs on or after the first anniversary of the date of grant but prior to the second anniversary of the date of grant, and 30% will vest if such termination occurs on or after the second anniversary of the date of grant but prior to the third anniversary of the date of grant.

Restrictive Covenants

As a condition to receiving the severance payments under the severance agreement, each executive must agree to a broad release and waiver of claims. In addition, each executive is subject to the following obligations while he or she is receiving payments and other benefits under the agreement:

•	non-disparagement of Encore;

•	non-solicitation of our employees for one year following termination; and

•	non-disclosure of our confidential information.

Definitions

The term “Cause” is defined in the severance agreement as any one of the following reasons:

•	failure to adhere any legal written policy applicable to all our employees;

•	repeated and consistent failure to substantially perform job duties;

•

actual or attempted appropriation of material business opportunity of Encore, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Encore;

•	actual or attempted misappropriation of our funds or property;

•	conviction of or guilty or no-contest plea to a felony or an equivalent crime, a crime of moral turpitude or a crime involving possible imprisonment;

•	conduct materially injurious to our reputation or business; or

•	willful misconduct.

The term “Good Reason” is defined as any one of the following reasons:

•	material reduction in the duties, responsibilities or authority of either the executive or the person to whom the executive reports;

•	material reduction in base salary;

•	material reduction in the budget over which the executive retains authority; or

•	material change in the location at which the executive provides services for the Company, of more than 35 miles from the executive’s present office location or primary residence, without consent.

In addition, the agreement provides certain notice and related requirements that must be met.

The following table summarizes the amounts payable to Messrs. Grinberg and Brooker and Ms. Pruitt upon a termination without “Cause” or resignation for “Good Reason” outlined in their severance agreements and described above, assuming the triggering event occurred on December 31, 2007:

Name	Salary (1)	Bonus (2)	Fair Market Value of Unvested Equity Awards with Accelerated Vesting (3)	Total
Paul Grinberg	$260,000	$260,000	$106,480	$626,480
Robin R. Pruitt	$168,707	$112,471	$9,269	$290,447
George R. Brooker	$136,125	$90,750	$9,269	$236,144
Glen V. Freter	—	—	$4,840	$4,840

(1)	Amounts in this column represent amounts owed in excess of salary and other benefits payable through the last day of employment in accordance with our standard policies.
(2)	For illustrative purposes, includes 100% of each executive’s target annual bonus for the fiscal year ended December 31, 2007, although the severance agreements provide that Ms. Pruitt and Mr. Brooker are each entitled to a pro-rated portion of their target bonus for the year of termination, pro-rated up until the date of termination. Because the table assumes a triggering event occurred on December 31, 2007, which is the last day of the fiscal year, the entire bonus would be payable.
(3)	Vesting would accelerate for ten percent of the RSUs awarded on August 23, 2007 and December 21, 2007, having a fair market value based on the closing price of $9.68 per share for our common stock on December 31, 2007.

2007 DIRECTOR COMPENSATION

The following table sets forth the compensation earned by directors that are not also Named Executive Officers for service on our Board during the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2) (3)	Option Awards (2) (4)	Total
Carl C. Gregory, III	$126,500	$119,000	—	$245,500
Timothy J. Hanford	$27,500	$12,419	—	$39,919
George Lund	$16,042	$4,380	—	$20,421
Richard A. Mandell	$77,000	$4,500	$369,016	$450,516
Willem Mesdag	$25,000	$12,419	—	$37,419
John J. Oros	$25,000	$12,419	—	$37,419
J. Christopher Teets	$25,000	$12,419	—	$37,419
Warren Wilcox	$16,042	$4,380	—	$20,422

(1)	Amounts reported in this column include amounts earned for service on the Board and various committees during 2007.
(2)	Amounts in this column represent the compensation cost recognized for financial statement reporting purposes under FAS 123R for the fiscal year ended December 31, 2007, adjusted to disregard any estimates of forfeitures, and include amounts from equity awards granted in prior periods. See Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions used to determine the valuation of outstanding equity awards.
(3)	At December 31, 2007, the aggregate number of shares underlying outstanding unvested RSUs was: for Mr. Gregory, 18,000; for Mr. Hanford, 6,900; for Mr. Lund, 7,200; for Mr. Mandell, 2,500; for Mr. Mesdag, 6,900; for Mr. Oros, 6,900; for Mr. Teets, 6,900; and for Mr. Wilcox, 7,200. The grant date fair value of those RSUs, calculated in accordance with FAS 123R, was: for Mr. Gregory, $214,200; for Mr. Hanford, $76,245; for Mr. Lund, $73,800; for Mr. Mandell, $27,625; for Mr. Mesdag, $76,245; for Mr. Oros, $76,245; for Mr. Teets, $76,245; and for Mr. Wilcox, $73,800. In recognition that they serve on our Board as representatives of certain funds, we understand that Messrs. Hanford, Mesdag, Oros and Teets have agreed to assign the right to receive the shares underlying these RSUs to the funds they represent, as further described under “Security Ownership of Principal Stockholders and Management.”
(4)	At December 31, 2007, the aggregate number of shares underlying outstanding option awards was: 373,333 for Mr. Gregory; and 90,000 for Mr. Mandell. Each of these options was amended by the Compensation Committee in August 2007 to provide that the portion of such option that is vested and for which the exercise price is less than the fair market value of the Company’s stock on the optionee’s last date of service will remain outstanding and can be exercised for the full term specified in the option agreement.

Compensation Arrangements with Directors

Prior to August 23, 2007, the Board had established the following compensation arrangements for our non-employee directors who did not represent and were not affiliated with our significant stockholders, and who served on the Board or standing committees of the Board:

•	An annual retainer of $36,000 for service on the Board;

•	A fee of $2,000 for attendance by phone or in person at meetings of the Board or any committees of the Board; and

•	An additional annual retainer of $120,000 payable to the Chairman of the Board.

On August 23, 2007, the Board established the following compensation arrangements for each of our non-employee directors, whether or not affiliated with our significant stockholders:

•	effective for calendar year 2007, an annual retainer of $50,000 for service on the Board and attendance at meetings of the Board or any committees of the Board;

•	effective November 1, 2007, an additional annual retainer of $50,000 payable to the Chairman of the Board;

•	effective July 1, 2007, an additional annual retainer of $10,000 payable to the Chairman of the Audit Committee, and $5,000 payable to all other directors serving on the Audit Committee; and

•	effective July 1, 2007, an additional annual retainer of $5,000 payable to the Chairman of the Compensation Committee.

Non-employee directors may elect to receive any retainer payable on or after January 1, 2008 in the form of cash, shares of our common stock, deferred issuance common stock, or any combination thereof, provided that any deferral arrangement is subject to applicable legal and regulatory requirements. All directors are reimbursed for their out-of-pocket expenses incurred in attending Board or committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Policy and Procedures

In September 2007, the Audit Committee of our Board adopted a written policy and related procedures concerning “related person transactions.” Under our written policy, the Audit Committee continues to be responsible for the regular review and approval or disapproval of “related person transactions” between Encore or a subsidiary and certain “related persons.” The policy tracks the SEC rules with respect to defining who and which transactions are covered by the policy. A “related person” is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. Transactions covered by the policy are those in which Encore or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. In addition, the Audit Committee has determined that transactions with related persons, to the extent such transactions are not deemed material enough by the SEC to be disclosed or are already disclosed in some manner, are not deemed by the Audit Committee to be “related person transactions” under our policy.

Related Person Transactions

We have entered into indemnification agreements with each of our officers and directors pursuant to which we agreed to indemnify each officer and director to the fullest extent authorized by law against certain expenses and losses arising out of claims related to the service by such person as an officer or member of our Board of Directors or in certain other capacities.

Pursuant to indemnification agreements with our current and former executive officers and directors and underwriting agreements and registration rights agreements that also provide certain rights to indemnification, we have advanced the legal fees incurred on behalf of Messrs. Gregory and Black, and Barry R. Barkley, Alexander Lemond and Eric D. Kogan, former directors of Encore, in the defense of litigation involving one of our former officers, as described in Note 12 of the consolidated financial statements in Encore’s Form 10-K and Annual Report for the year ended December 31, 2007. Pursuant to the underwriting agreements and registration rights agreements mentioned above, we also have advanced the legal fees incurred on behalf of Triarc Companies, Inc. (“Triarc”) and an executive officer of Triarc in defense of this and related litigation. Triarc was, at that time, one of our significant stockholders and an affiliate of Peter W. May and Nelson Peltz, former directors of Encore. Since the beginning of 2007, we have advanced approximately $380,000 in such legal fees and costs incurred, including Encore’s costs of defense.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our common stock as of April 7, 2008, by: (i) each director and director nominee; (ii) each Named Executive Officer; (iii) each person who is known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock; and (iv) all directors and executive officers as a group. Calculations of beneficial ownership are based on 22,992,810 shares of our common stock outstanding on April 7, 2008. Except as otherwise indicated, we believe each person has sole voting and investment power, subject to community property laws.

Name of Beneficial Owner	No. of Shares Beneficially Owned (1)	Percent of Class (1)
Deutsche Bank AG (2) Theodor-Heuss-Allee 70 60468 Frankfurt am Main Federal Republic of Germany	1,361,946	5.9%

Dimensional Fund Advisors LP (3) 1299 Ocean Avenue Santa Monica, CA 90401	1,438,118	6.3%

Heartland Advisors, Inc. (4) 789 North Water Street Milwaukee, WI 53202	1,887,720	8.2%

JCF FPK I LP (5) (11) 717 Fifth Avenue, 26th Floor New York, New York 10022	5,742,963	25.0%

Red Mountain Capital Partners LLC (6) (11) 10100 Santa Monica Blvd., Suite 925 Los Angeles, California 90067	3,440,710	15.0%

Second Curve Capital, LLC (7) 405 Lexington Avenue, 52nd Floor New York, NY 10174	2,050,480	8.9%

J. Brandon Black (8)	648,333	2.7%

George Brooker (8)	35,766	*

Glen Freter (8)	10,000	*

Carl C. Gregory, III (8) (9)	463,674	2.0%

Paul Grinberg (8)	25,500	*

Timothy J. Hanford (5)	5,742,963	25.0%

George Lund	26,500	*

Richard A. Mandell (8)	90,000	*

Willem Mesdag (6)	3,440,710	15.0%

John J. Oros (5)	—	*

Robin R. Pruitt (8)	90,004	*

J. Christopher Teets (6)	—	*

Warren Wilcox (10)	3,107	*

Current directors and executive officers as a group (13 persons) (8)	10,576,557	43.6%

*	Less than one percent.
(1)	The numbers and percentages shown include the shares of common stock owned as of April 7, 2008, as well as the shares of our common stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of April 7, 2008, upon the exercise of options or the conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.
(2)	Information with respect to Deutsche Bank AG (“Deutsche”) is based solely on the Schedule 13G filed with the SEC on February 5, 2008 by Deutsche to reflect securities beneficially owned by the Corporate and Investment Banking business group and the Corporate Investments business group (collectively, “CIB”) of Deutsche and its subsidiaries and affiliates. As of December 31, 2007, Deutsche had sole voting and investment power of 1,361,946 shares of our common stock. CIB disclaims beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which CIB or its employees have voting or investment discretion, or both, and (ii) certain investment entities, of which CIB is the general partner, managing general partner, or other manager, to the extent interests in such entities are held by persons other than CIB.
(3)	Information with respect to Dimensional Fund Advisors LP (“Dimensional”) is based solely on the Schedule 13G filed with the SEC on February 6, 2008 by Dimensional. As of December 31, 2007, Dimensional had sole voting and investment power of 1,438,118 shares of our common stock. Dimensional, an investment advisor registered under the Investment Advisors Act of 1940 (“1940 Act”), furnishes investment advice to four investment companies registered under the 1940 Act, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over these shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds, however, the shares are owned by the Funds. Dimensional disclaims beneficial ownership of these shares.
(4)	Information with respect to Heartland Advisors, Inc. (“Heartland”) is based solely on the Schedule 13G filed with the SEC on February 8, 2008 by Heartland and William J. Nasgovitz, the President and principal shareholder of Heartland. As of December 31, 2007, Heartland and Mr. Nasgovitz shared voting power with respect to 1,805,620 of these shares and shared investment power with respect to 1,887,720 of these shares. 1,887,720 of these shares may be deemed beneficially owned by (1) Heartland by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (2) Mr. Nasgovitz, as a result of his ownership interest in Heartland. Heartland and Mr. Nasgovitz each disclaim beneficial ownership of these shares.
(5)

Information with respect to JCF FPK I LP (“JCF FPK”) is based in part on a Schedule 13D and Amendment Nos. 1, 2 and 3 thereto filed with the SEC on April 23, May 14, May 18 and October 22, 2007, respectively, by JCF FPK, JCF Associates II-A LP (“JCF Associates”), JCF Associates II-A LLC (“JCF LLC”) and J. Christopher Flowers (the “JCF Schedule 13D”). JCF FPK, JCF Associates, JCF LLC and Mr. Flowers share voting and investment power with respect to the shares. JCF Associates is the sole general partner of JCF FPK and has control over its affairs and investment decisions, including the power to vote or dispose of the shares held by JCF FPK. JCF LLC is the sole general partner of JCF Associates and has sole control over its affairs and investment decisions, including, indirectly, the power to vote or dispose of the shares held by JCF FPK. Mr. Flowers is the sole member and manager of JCF LLC and thus may be deemed to control JCF LLC and each entity directly or indirectly controlled by JCF LLC (including JCF FPK). As a result of their ownership interest in and control of JCF FPK, each of JCF Associates, JCF LLC and Mr. Flowers may be deemed to control JCF FPK and therefore may be deemed to hold voting and/or investment power over these shares. Mr. Flowers disclaims beneficial ownership of these shares. By way of his position as investment co-head of FPK Capital, which manages principal investments for Fox-Pitt, Kelton Limited, a limited partner of JCF FPK, Mr. Hanford may be deemed to be the beneficial owner of these shares through his pecuniary interest in JCF FPK. Mr. Hanford disclaims beneficial ownership of these shares in excess of his pecuniary interest therein. Mr. Oros is a managing director of J.C. Flowers & Co. LLC, investment advisor to JCF Associates. Messrs. Hanford and Oros were elected as directors of Encore on May 11, 2007.

Includes an aggregate of 5,931 shares underlying fully-vested deferred issuance RSUs which were issued as compensation for 2008 Board services to Messrs. Hanford and Oros. In recognition that they serve on our Board as representatives of JCF FPK and its affiliates, we understand that Messrs. Hanford and Oros have agreed to assign to JCF FPK the 5,931 shares underlying these RSUs.

(6)	Information with respect to Red Mountain Capital Partners LLC (“RMCP LLC”) is based in part on a Schedule 13D and Amendment Nos. 1, 2 and 3 thereto filed with the SEC on April 16, April 23, May 18 and October 22, 2007, respectively, by RMCP LLC, Red Mountain Capital Partners II, LP (“RMCP II”), Red Mountain Capital Partners III, LP (“RMCP III”), RMCP GP LLC (“RMCP GP”), Red Mountain Capital Management, Inc. (“RMCM”) and Willem Mesdag (the “Red Mountain Schedule 13D”). RMCP II has sole voting and investment power with respect to a portion of the shares and RMCP III has sole voting and investment power with respect to a portion of the shares. RMCP GP is the general partner of each of RMCP II and RMCP III and thus may be deemed to control each of RMCP II and RMCP III. RMCP LLC is the managing member of RMCP GP and thus may be deemed to control RMCP GP and each entity directly or indirectly controlled by RMCP GP. RMCM is the managing member of RMCP LLC and thus may be deemed to control RMCP LLC and each entity directly or indirectly controlled by RMCP LLC. Mr. Mesdag is the president, sole executive officer, sole director and sole shareholder of RMCM and thus may be deemed to control RMCM and each entity directly or indirectly controlled by RMCM. Because each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to control RMCP II and RMCP III, each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to beneficially own, and to have the power to vote or direct the vote, or dispose or direct the disposition of, all of the these shares. Each of RMCM and Mr. Mesdag disclaims beneficial ownership of these shares. Mr. Teets is a partner of RMCP LLC and does not control any of these entities. Messrs. Mesdag and Teets were elected as directors of Encore on May 11, 2007. Includes an aggregate of 5,648 shares underlying fully-vested deferred issuance RSUs which were issued as compensation for 2008 Board services to Messrs. Hanford and Oros. In recognition that they serve on our Board as representatives of Red Mountain and its affiliates, we understand that Messrs. Mesdag and Teets have agreed to assign to Red Mountain the 5,648 shares underlying these RSUs.
(7)	Information with respect to Second Curve Capital, LLC (“Second Curve”) is based solely on Amendment No. 3 to the Schedule 13G with the SEC on February 14, 2008 by Second Curve and Thomas K. Brown. Second Curve and Mr. Brown share voting and investment power with respect to these shares.
(8)	Includes the following number of shares of common stock that may be issued upon the exercise of options that are exercisable within 60 days of April 7, 2008: for Mr. Black, 643,333 shares; for Mr. Brooker, 35,766 shares; for Mr. Freter 10,000 shares; for Mr. Gregory, 373,333 shares; for Mr. Grinberg, 22,000 shares; for Mr. Mandell, 90,000 shares; for Ms. Pruitt, 90,004 shares; and for all directors and executive officers as a group, 1,264,436 shares.
(9)	Includes 100 shares held by a daughter who shares Mr. Gregory’s household and 90,241 shares held by Mr. Gregory as trustee of a trust for his family’s benefit.
(10)	Represents 3,107 fully vested deferred issuance RSUs issued to Mr. Wilcox as compensation for 2008 Board services.
(11)	According to Amendment No. 3 to the JCF FPK Schedule 13D and Amendment No. 3 to the Red Mountain Schedule 13D, JCF FPK, RMCP II and RMCP III (collectively, the “Shareholders”) entered into a Shareholders’ Agreement, dated as of October 19, 2007 (the “Shareholders’ Agreement”), pursuant to which the Shareholders agreed, among other things, to (i) vote in favor of each Shareholder’s proposed removal or replacement of a related director, (ii) vote together with respect to certain actions submitted to a vote of the shareholders of Encore, (iii) refrain from transferring common stock (other than to an affiliate) without the consent of each of the other Shareholders, (iv) refrain from acquiring additional common stock unless certain conditions are met and (v) refrain from proposing or initiating a business combination transaction involving Encore without the consent of each of the other Shareholders. As a result of the Shareholders Agreement and the letter between JCF FPK and Red Mountain Capital Partners LLC, dated as of April 20, 2007 and disclosed in Amendment No. 1 to the Red Mountain and JCF FPK Schedules 13D, JCF FPK and Red Mountain may be deemed to be a group within the meaning of Section 13(d)(3) of the Exchange Act, and deemed to be the beneficial owner of all of the shares of common stock owned by each of them. JCF FPK and Red Mountain disclaim beneficial ownership of any shares of common stock held by the other.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our existing equity compensation plans (including individual compensation arrangements) as of December 31, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,798,752	(1)	$7.87	(2)	607,409

Total	2,798,752	(1)	$7.87	(2)	607,409

(1)	Includes 671,900 outstanding RSUs as of December 31, 2007.
(2)	Represents the weighted-average exercise price of outstanding stock options and does not take into account unvested RSUs, which have no exercise price. The weighted-average grant date fair value of the RSUs at December 31, 2007 was $11.28.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us during the year ended December 31, 2007 or written representations by the reporting persons, we believe that with respect to the fiscal year ended December 31, 2007 all of the reporting persons complied with all applicable filing requirements.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal No. 2)

We have selected BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and we are submitting our selection of BDO Seidman, LLP for ratification by stockholders at the annual meeting. BDO Seidman, LLP began auditing our consolidated financial statements with the fiscal year ended December 31, 2001.

Stockholder ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm is not required. If the stockholders fail to ratify the election, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such an appointment would be in our best interests and that of our stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We expect representatives of BDO Seidman, LLP to be present at the annual meeting and they will be given an opportunity to make a statement and to respond to questions regarding BDO Seidman, LLP’s audit of our consolidated financial statements and records for the fiscal year ended December 31, 2007.

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by BDO Seidman, LLP as our independent registered public accounting firm for the audit of our annual financial statements for the fiscal years ended December 31, 2007 and 2006, and fees billed for other services rendered by BDO Seidman, LLP during those periods (in thousands):

	2007		2006
Audit Fees	$492.5	(1)	$462.5	(2)
Audit-Related Fees	45.6		99.7
Tax Fees	—		5.8
All Other Fees	—		—

Total	$538.1		$568.0

(1)	Includes (i) $215,000 relating to the audit of our consolidated financial statements included in our Annual Report on Form 10-K, (ii) 105,000 relating to the reviews of our quarterly consolidated financials statements included in our Quarterly Reports on Form 10-Q, (iii) $155,000 for the audit of the effectiveness of internal control over financial reporting, and (iv) $17,500 for the review of SEC forms and filings, and attendance at stockholder and Audit Committee meetings.
(2)	Includes (i) $180,000 relating to the audit of our consolidated financial statements included in our Annual Report on Form 10-K, (ii) $90,000 relating to the reviews of our quarterly consolidated financials statements included in our Quarterly Reports on Form 10-Q, (iii) $175,000 for the audit of (a) management’s assessment of the effectiveness of internal control over financial reporting and (b) the effectiveness of internal control over financial reporting, and (iv) $17,500 for the review of SEC forms and filings, and attendance at stockholder and Audit Committee meetings.

Audit Fees

Audit fees include fees for services that normally would be provided by the independent accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, assistance with and review of documents filed with the SEC and audit and consulting fees associated with the implementation and testing of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Audit-related fees are assurance related services that traditionally are performed by the independent accountant, such as: employee benefit plan audits; due diligence related to mergers and acquisitions; attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

Tax Fees

Tax fees include corporate, international and employee benefit services, in addition to expatriate related services.

Approval of Independent Registered Public Accounting Firm Services and Fees

The Audit Committee has adopted a policy requiring pre-approval of all audit, review and attest engagements and engagements for permitted non-audit services provided by the independent registered public accounting firm to Encore and any of our affiliates. The Audit Committee may pre-approve predictable and recurring services by category on an annual basis. The Audit Committee may delegate pre-approval authority to one or more of its members if the aggregate estimated fees for such services will not exceed $50,000 for any applicable fiscal year. The member to whom such authority is delegated must report any pre-approval granted to the Audit Committee at its next scheduled meeting.

In accordance with applicable SEC regulations, permitted non-audit services may be performed without pre-approval if: (1) the services were not recognized by Encore at the time of engagement to be non-audit services; (2) the aggregate amount of fees for all such services provided constitutes no more than 5% of the total amount of revenues paid by Encore to the independent registered public accounting firm during a fiscal year; (3) the services are brought promptly to the attention of the Audit Committee; and (4) the approval is given prior to the completion of the audit. The Chief Financial Officer is responsible for bringing to the attention of the Audit Committee any such services that were not pre-approved because they were not recognized by Encore at the time of engagement to be non-audit services. The Audit Committee pre-approved 100% of the audit-related and tax services provided by our independent registered public accounting firm for the fiscal years ended December 31, 2007 and 2006.

REPORT OF THE AUDIT COMMITTEE

In accordance with our written charter, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of Encore. We currently are composed of three members, each of whom has been determined by the Board to be an independent director, as independence is defined by the marketplace rules of The Nasdaq Stock Market and the rules and regulations of the SEC.

BDO Seidman, LLP, Encore’s independent registered public accounting firm, has unrestricted access to the Audit Committee. The Audit Committee may invite other members of the Board to attend Audit Committee meetings based upon their expertise, familiarity with Encore and its industry and other factors.

In performing our oversight function, we have reviewed Encore’s audited consolidated financial statements for the fiscal year ended December 31, 2007 and met with both management and BDO Seidman, LLP to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have received from and discussed with BDO Seidman, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We also have (i) discussed with BDO Seidman, LLP its independence from Encore; (ii) discussed with BDO Seidman, LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90; and (iii) with and without management present, discussed and reviewed the results of BDO Seidman, LLP’s audit of: (A) Encore’s consolidated financial statements; and (B) the effectiveness of internal control over financial reporting.

Based on these reviews and discussions, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibility described in the Audit Committee’s written charter, the Audit Committee recommended to the Board that Encore’s audited consolidated financial statements be included in Encore’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee:

Richard A. Mandell, Chairman

George Lund

Warren Wilcox

STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to SEC Rule 14a-8, “Stockholder Proposals,” proposals to be considered for inclusion in our proxy materials for the 2009 annual meeting must be received at our principal executive offices by December 26, 2008 if our 2008 annual meeting is held within 30 days of June 4, 2009. If, however, our 2009 annual meeting is more than 30 days before or after June 4, 2009, proposals for the meeting must be received by a reasonable time before we print and mail our proxy statement for that meeting. Such proposals may be included in our proxy materials if they comply with requirements as to form and substance established by the SEC.

Under our Bylaws, a stockholder who wishes to nominate directors or bring other business before the 2009 annual meeting of stockholders without including the proposal in our proxy materials for that meeting must notify us no earlier than February 4, 2009 and no later than March 6, 2009, unless, for purposes of a stockholder proposal, the date of the 2009 annual meeting of stockholders is called for a date that is not within 30 days before or after the one-year anniversary of the 2008 annual meeting (in which event the stockholder must notify us by the tenth day following the day on which the notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs). If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2009 annual meeting may exercise discretionary voting power regarding any such proposal.

Additional requirements with respect to stockholder proposals and director nominations are set forth in our Bylaws.

ANNUAL REPORT ON FORM 10-K

We are providing with this proxy statement a copy of our Annual Report on Form 10-K, which includes financial statements, schedules and a list of Exhibits. Any registered stockholder who wishes to receive a copy of the annual report or this proxy statement may (i) call Encore at (877) 445-4581, or (ii) mail a request to: Encore Capital Group, Inc., 8875 Aero Drive, Suite 200, San Diego, CA 92123, Attention: Corporate Secretary, and we will promptly deliver the annual report and/or proxy statement to you upon your request.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ENCORE CAPITAL GROUP, INC.
By:
J. Brandon Black President and Chief Executive Officer

April 25, 2008

PROXY

ENCORE CAPITAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS, JUNE 4, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders to be held on June 4, 2008 and the proxy statement and appoints J. Brandon Black and Paul Grinberg, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Encore Capital Group, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Encore to be held at Le Parker Meridien New York, 118 West 57th Street, New York, New York 10019, on June 4, 2008, at 9:00 a.m. local time, and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

ANNUAL MEETING OF STOCKHOLDERS

ENCORE CAPITAL GROUP, INC.

June 4, 2008

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET – Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

-OR-

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the date before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.	ELECTION OF DIRECTORS:

FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) ☐	Nominees: o J. BRANDON BLACK o CARL C. GREGORY, III o TIMOTHY J. HANFORD o GEORGE LUND o RICHARD A. MANDELL o WILLEM MESDAG o JOHN J. OROS o J. CHRISTOPHER TEETS o WARREN WILCOX

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	RATIFICATION OF SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR Proposals 1 and 2. This proxy also confers discretionary authority to vote on such other matters as may come before the Annual Meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at such meeting or at any adjournment or postponement thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.    ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Date:                          Signature of Stockholder:                                               Date:                          Signature of Stockholder:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS

ENCORE CAPITAL GROUP, INC.

June 4, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.	ELECTION OF DIRECTORS:

FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) ☐	Nominees: o J. BRANDON BLACK o CARL C. GREGORY, III o TIMOTHY J. HANFORD o GEORGE LUND o RICHARD A. MANDELL o WILLEM MESDAG o JOHN J. OROS o J. CHRISTOPHER TEETS o WARREN WILCOX

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	RATIFICATION OF SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR Proposals 1 and 2. This proxy also confers discretionary authority to vote on such other matters as may come before the Annual Meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment or adjournment thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.    ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Date:                          Signature of Stockholder:                                               Date:                          Signature of Stockholder:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.